                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 3.2

[BRITISH COLUMBIA LOGO]  MINISTRY OF FINANCE            MAILING ADDRESS:             LOCATION:
                         CORPORATE AND PERSONAL         PO BOX 9431 Stn Prov Govt    2nd Floor - 940 Blanshard St
                         PROPERTY REGISTRIES            Victoria BC V8W 9V3          Victoria BC
                         www.corporateonline.gov.bc.ca                               250 356-8626


                        NOTICE OF ARTICLES               CERTIFIED COPY
                                                  Of a Document filed with the
                                                  Province of British Columbia
                                                     Registrar of Companies

                        BUSINESS CORPORATIONS ACT

                                                           /s/ J S Powell

                                                             J S Powell
                                                         September 30, 2004

This Notice of Articles was issued by the Registrar on: September 30, 2004 11:00 AM Pacific Time

Incorporation Number: BC0554056

Recognition Date: November 13, 1997
                         as a result of an Amalgamation

                               NOTICE OF ARTICLES

NAME OF COMPANY:

LIONS GATE ENTERTAINMENT CORP.

REGISTERED OFFICE INFORMATION

MAILING ADDRESS:                                DELIVERY ADDRESS:
2200 - 1055 W HASTINGS ST                       2200 - 1055 W HASTINGS ST
VANCOUVER BC V6E 2E9                            VANCOUVER BC V6E 2E9

RECORDS OFFICE INFORMATION

MAILING ADDRESS:                                DELIVERY ADDRESS:
2200 - 1055 W HASTINGS ST                       2200 - 1055 W HASTINGS ST
VANCOUVER BC V6E 2E9                            VANCOUVER BC V6E 2E9

AUTHORIZED SHARE STRUCTURE

1. 500,000,000        Common Shares                              Without Par Value

                                                                 With Special Rights or
                                                                 Restrictions attached

2. 200,000,000        Preference Shares                          Without Par Value

                                                                 With Special Rights or
                                                                 Restrictions attached


   1) 1,000,000         5.25% Convertible Redeemable             Special Rights or Restrictions
                        Preferred Shares, Series A               are attached

   2) 10                Preferred Shares, Restricted Voting,     Special Rights or Restrictions
                        Non-Transferable, Series B               are attached